SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement
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CARMIKE CINEMAS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
ELECTION OF DIRECTORS
ADDITIONAL INFORMATION
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE GRAPH
INDEPENDENT ACCOUNTANTS
OTHER MATTERS
YOUR VOTE IS IMPORTANT
Appendix A

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 9, 2003

The Annual Meeting of Stockholders of Carmike Cinemas, Inc. will be held at the offices of King & Spalding LLP, 191 Peachtree Street, Atlanta, Georgia on Friday, May 9, 2003, commencing at 9:00 a.m., local time.

At the meeting, the stockholders will be asked to:

1.	Elect ten (10) directors to serve for the ensuing year or until their successors are duly elected and have qualified; and

2.	Transact any other business that may properly be brought before the meeting.

The Board of Directors has fixed the close of business on March 27, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Please mark, sign and date the enclosed proxy card and mail it promptly in the accompanying envelope.

By Order of the Board of Directors,

ANTHONY J. RHEAD Secretary

Columbus, Georgia April 11, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. IN THE EVENT YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

CARMIKE CINEMAS, INC.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 9, 2003

This proxy statement and the accompanying proxy card are furnished to the stockholders of Carmike Cinemas, Inc. (“Carmike”) in connection with the solicitation of proxies by the Board of Directors of Carmike for use at the Annual Meeting of Stockholders to be held on Friday, May 9, 2003, at the offices of King & Spalding LLP, 191 Peachtree Street, Atlanta, Georgia at 9:00 a.m., local time, and any adjournments thereof. All stockholders are encouraged to attend the meeting. Carmike expects to mail this proxy statement and accompanying proxy card to Carmike’s stockholders starting on or about April 11, 2003. Carmike’s 2002 Annual Report on Form 10-K, which should be read in conjunction with the matters discussed in this proxy statement, is also enclosed. Your proxy is requested, however, whether or not you attend in order to assure maximum participation.

At the Annual Meeting, stockholders will be requested to act upon the matters set forth in this proxy statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. When you sign the proxy card, you appoint Michael W. Patrick, Martin A. Durant and Anthony J. Rhead as your representatives at the meeting. Mr. Patrick, Mr. Durant and Mr. Rhead will vote your shares at the meeting as you have instructed them on the proxy card. This way your shares will be voted whether or not you attend the annual meeting. If you return a signed card but do not provide voting instructions, your shares will be voted for the ten named nominees. If any issue comes up for vote at the meeting that is not on the proxy card, Mr. Patrick, Mr. Durant and Mr. Rhead will vote your shares, under your proxy, in their discretion.

You may cancel your proxy before balloting begins by notifying the Secretary of Carmike in writing at Carmike’s principal executive offices. In addition, any proxy signed and returned by you may be revoked at any time before it is voted by your delivering a new duly executed proxy card bearing a later date or by your appearing and your voting in person at the meeting. The expenses incidental to the preparation and mailing of this proxy material are being paid by Carmike. No solicitation is planned beyond the mailing of this proxy material to stockholders.

Preliminary voting results will be announced at the meeting. Carmike will publish the final results in Carmike’s quarterly report on Form 10-Q for the second quarter of 2003. Carmike will file that report with the Securities and Exchange Commission (the “SEC”).

The principal executive offices of Carmike are located at 1301 First Avenue, Columbus, Georgia 31901. The telephone number is (706) 576-3400.

Quorum and Voting Requirements

The close of business on March 27, 2003 has been fixed as the record date for the determination of stockholders of Carmike entitled to notice of and to vote at the Annual Meeting. On that date, Carmike had outstanding 8,991,262 shares of its Common Stock, $.03 par value (the “Common Stock”). Each share of Common Stock entitles the holder thereof to one vote per share on all matters properly coming before the meeting.

At the Annual Meeting, the holders of stock representing a majority of the voting power of all classes of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum. Abstentions will be treated as present for purposes of determining a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present but not entitled to vote with respect to that matter (“broker non-votes”).

Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors.

ELECTION OF DIRECTORS

The Board of Directors has nominated the ten individuals named below for election as directors of Carmike, each to serve until the next annual meeting of stockholders and until his or her respective successor shall be duly elected and shall qualify. All of the individuals nominated by the Board of Directors for election are presently directors of Carmike. It is the present intention of the persons named in the accompanying form of proxy to vote such proxy (unless authority to so vote is withheld) for the election of the ten nominees named below as directors of Carmike.

The Board of Directors expects that each of the nominees will be available to stand for election and to serve as a director. In the event a vacancy among the original nominees occurs prior to the meeting, the proxies will be voted for a substitute nominee or nominees named by the Board and for the remaining nominees.

Nominees

The following is a brief description of the business experience of each nominee for at least the past five years. For purposes of this description, references to Carmike include Carmike’s predecessor, Martin Theatres, Inc., and ages are presented as of March 27, 2003.

Michael W. Patrick, 52, has served as President of Carmike since October 1981, director of Carmike since April 1982, Chief Executive Officer since March 1989 and Chairman of the Board of Directors since January 2002. Mr. Patrick also currently serves as the Chairman of the Board of Directors’ Executive Committee. He joined Carmike in 1970 and served in a number of operational and film booking and buying capacities prior to becoming President. Mr. Patrick serves as a director of the Will Rogers Institute and he is a member of the Board of Trustees of Columbus State University Foundation, Inc. Mr. Patrick also serves as President of Carmike’s subsidiaries, Eastwynn Theatres, Inc. and Wooden Nickel Pub, Inc. Mr. Patrick was serving as President of these subsidiaries and as President and Chief Executive Officer of Carmike when Carmike filed its voluntary petition for bankruptcy under the U.S. Bankruptcy Code on August 8, 2000.

Ian M. Cumming, 62, has been a director of Carmike since January 2002 and currently serves on the Board of Directors’ Audit Committee. He has served as a director and Chairman of the Board of Leucadia National Corporation since June 1978. Leucadia is a holding company principally engaged in a variety of businesses, including banking and lending, manufacturing, winery operations, real estate activities, precious metals mining and property and casualty insurance. In addition, he is a director of Allcity Insurance Company, MK Gold Company and a director and Chairman of the Board of The FINOVA Group Inc. Allcity Insurance Company, a subsidiary of Leucadia, is a property and casualty insurance company and MK Gold Company, also a subsidiary of Leucadia, is an international mining company. FINOVA is a middle market lender, in which Leucadia has an indirect 25% equity interest. Mr. Cumming is also a director of Skywest, Inc., a Utah-based regional air carrier, and HomeFed Corporation, a publicly held real estate development company.

Elizabeth C. Fascitelli, 44, has been a director of Carmike since December 1998. She serves as an alternate member of the Executive Committee. Ms. Fascitelli is a managing director in the Principal Investment Area of Goldman, Sachs & Co. She joined Goldman, Sachs & Co. in 1984 and became a managing director in 1997.

Richard A. Friedman, 45, has been a director of Carmike since December 1998 and currently serves as a member of the Board of Directors’ Executive Committee. Mr. Friedman is head of the Principal Investment Area of Goldman, Sachs & Co. He joined Goldman, Sachs & Co. in 1981, became a partner in 1990 and was made a managing director in 1996. Mr. Friedman serves on the boards of directors of Polo Ralph Lauren Corporation and Yankee Entertainment and Sports Network (YES).

Alan J. Hirschfield, 67, has been a director of Carmike since April 2002 and currently serves as a member of the Board of Directors’ Audit Committee and Chairman of the Compensation Committee. Mr. Hirschfield is a private investor and consultant. From 1992 to 2000, he was Co-Chief Executive Officer of Data Broadcasting Corporation, which merged with Financial Times/Pearsons, Inc., and, from 1990 to 1992, he was Managing Director of Wertheim Schroder & Co., Inc., investment bankers, and Co-Chief Executive Officer of Financial News Network. During 1986 to 1990, Mr. Hirschfield served as a consultant/investor in the entertainment/media industry. From 1982 to 1986, he was the Chairman and Chief Executive Officer of Twentieth Century Fox Film Corporation. Mr. Hirschfield was President and Chief Executive Officer of Columbia Pictures, Inc. from 1973 to 1978. He currently serves on the Boards of Directors of Cantel Medical Corp. (for which he is Vice-Chairman), Wiltel Corporation, Interactive Data Corporation (formerly Data Broadcasting Corporation) and J Net Enterprises, Inc.

John W. Jordan, II, 54, has been a director of Carmike since April 1982. Mr. Jordan serves as the Chairman of the Board of Directors’ Audit Committee and as an alternate member of the Executive Committee. He is a co-founder and managing partner of The Jordan Company, which was founded in 1982. Mr. Jordan is a managing partner of Jordan/Zalaznick Capital Company and Chairman of the Board and Chief Executive Officer of Jordan Industries, Inc. From 1973 until 1982, he was a vice president of Carl Marks & Company, a New York investment banking company. Mr. Jordan is a director of Apparel Ventures, Inc., Ameriking, Inc., Jackson Products, Inc., Kinetek, Inc., GEAR For Sports, Inc. and Safety Insurance Group, Inc., as well as most of the companies in which The Jordan Company holds investments.

Carl L. Patrick, Jr., 56, has served as a director of Carmike since April 1982. He was the Director of Taxes for the Atlanta, Georgia office of Arthur Young & Co. from October 1984 to September 1986, and is currently self-employed. Previously, he was a certified public accountant with Arthur Andersen & Co. from 1976 to October 1984. Carl L. Patrick, Jr. served two terms as Chairman of the Board of Summit Bank Corporation and currently serves as a director of that company. He is Co-Chairman of PGL Entertainment Corp. Carl L. Patrick, Jr. and Michael W. Patrick are brothers.

Kenneth A. Pontarelli, 32, has been a director of Carmike since April 2002. He is a vice president in the Principal Investment Area of Goldman, Sachs & Co. He joined Goldman, Sachs & Co. in 1992 and became a vice president in 2000.

Roland C. Smith, 48, has been a director of Carmike since April 2002 and currently serves as a member of the Board of Directors’ Compensation Committee. He is Chief Executive Officer of American Golf Corporation and National Golf Properties, and is a member of the Boards of Directors of both companies. He was President and Chief Executive Officer of AMF Bowling Worldwide, Inc. from April 1999 until January 2003. He was elected Chairman of the Board of Directors of AMF Bowling Worldwide on March 20, 2002. Prior to joining AMF Bowling, he was President and Chief Executive Officer of the Triarc Restaurant Group, a restaurant franchiser which conducts its business through Arby’s, Inc., from February 1997 to April 1999. Mr. Smith was President and Chief Executive Officer of AMF Bowling Worldwide, Inc. and its indirect parent AMF Bowling, Inc. when the companies filed voluntary petitions for relief under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia on July 2, 2001 and July 30, 2001, respectively. AMF Bowling Worldwide emerged from bankruptcy on March 8, 2002.

David W. Zalaznick, 48, has served as a director of Carmike since April 1982. Mr. Zalaznick currently serves as a member of both the Executive Committee and the Compensation Committee of Carmike’s Board of Directors. He is a co-founder and general partner of The Jordan Company, a managing partner of Jordan/Zalaznick Capital Company and a director of Jordan Industries, Inc. From 1978 to 1980, he worked as an investment banker with Merrill Lynch White Weld Capital Markets Group and, from 1980 until the formation of The Jordan Company in 1982, Mr. Zalaznick was a vice president of Carl Marks & Company. Mr. Zalaznick is a director of Apparel Ventures, Inc., Marisa Christina, Inc., Ameriking, Inc., Kinetek, Inc., GEAR For Sports, Inc., Jackson Products, Inc., and Safety Insurance Group, Inc.

The Board of Directors recommends a vote FOR the nominees set forth above.

Stockholders’ Agreement

Carmike has entered into a stockholders’ agreement, dated as of January 31, 2002, with the following: Michael W. Patrick; GS Capital Partners III, L.P.; GS Capital Partners III Offshore, L.P.; Goldman, Sachs & Co. Verwaltungs GmbH; Bridge Street Fund 1998, L.P.; Stone Street Fund 1998, L.P.; The Jordan Trust; TJT(B); TJT(B) (Bermuda) Investment Company LTD.; David W. Zalaznick and Barbara Zalaznick, as joint tenants; Leucadia Investors, Inc. and Leucadia National Corporation (collectively, the “Signing Stockholders”). As of March 27, 2003, the Signing Stockholders owned approximately 83% of Carmike’s Common Stock.

Carmike’s amended and restated bylaws, which became effective on January 31, 2002, provide that the Board of Directors consists of ten individuals. Pursuant to the stockholders’ agreement, the Signing Stockholders agreed to vote their shares of Common Stock, during the term of the agreement, in a manner necessary to elect and maintain in office the following individuals to the Board of Directors: (1) the Chief Executive Officer; (2) Carl L. Patrick, Jr., subject to certain conditions; (3) three members designated by Jordan/Zalaznick Advisers, Inc., provided that at least one of such designees is an independent director; (4) four members designated by GS Capital Partners III, L.P., provided that at least one of such designees is an independent director; and (5) an individual designated by the CEO and approved by a majority of the members of the Board of Directors who, if elected, will qualify as an independent director. In the stockholders’ agreement, an “independent director” means a person that (1) holds less than 5% of Carmike’s capital stock, (2) is not an affiliate of a person who holds 5% or more of Carmike’s capital stock and (3) is not one of Carmike’s officers or employees. The term of the stockholders’ agreement expires on February 29, 2004 unless earlier terminated by a written agreement executed by the Signing Stockholders holding at least 66.67% of the shares of Carmike’s capital stock then owned by all of the Signing Stockholders.

The number of Board designees that Jordan/Zalaznick Advisers, Inc. and GS Capital Partners III, L.P. are entitled to designate may be reduced or such directors may be removed under certain circumstances. If directors are required to be removed, the remaining members of the Board of Directors will by a majority vote either reduce the number of directors up to the number of removed directors or elect new directors, who must be independent directors, to fill the vacancies; provided that if an independent director is required to be removed, the Board must elect a new independent director to fill the vacancy.

Pursuant to the stockholders’ agreement, Jordan/Zalaznick Advisers, Inc., which is 50% owned by each of John W. Jordan, II and David W. Zalaznick, has named John W. Jordan, II, David W. Zalaznick and Ian M. Cumming, chairman of the board of directors of Leucadia National Corporation, as its designees to the Board of Directors. Although Leucadia National Corporation is not a stockholder of Jordan/Zalaznick Advisers, Inc., Leucadia National Corporation or its subsidiaries provide consulting services to Jordan/Zalaznick Advisers, Inc. for a fee, and Mr. Cumming and Joseph S. Steinberg, a director and President of Leucadia National Corporation, are directors of Jordan/Zalaznick Advisers, Inc. In addition, Mr. Jordan, Mr. Zalaznick and Leucadia, Inc. are members of The Jordan Company LLC.

GS Capital Partners III, L.P. has designated Elizabeth C. Fascitelli, Richard A. Friedman, Kenneth A. Pontarelli and Alan J. Hirschfield to be members of the Board of Directors of Carmike.

Michael W. Patrick designated Roland C. Smith to serve on the Board of Directors, and his designation was subsequently approved by the Board of Directors in accordance with the stockholders’ agreement.

In addition, the Signing Stockholders agreed that, until February 29, 2004, they will not, directly or indirectly, sell, offer to sell, or contract to sell, grant any option to purchase or otherwise transfer or dispose of any interest in Carmike’s capital stock other than (1) pursuant to an “extraordinary transaction” such as the sale of all or substantially all of Carmike’s assets or a sale, merger, consolidation or other transaction as a result of which the holders of the voting stock of the company immediately prior to such transaction would hold less than 50% of the outstanding voting rights of the successor entity; (2) to a parent company of the Signing Stockholder; (3) to a wholly owned subsidiary of the Signing Stockholder or a wholly owned subsidiary of the parent company of the Signing Stockholder; or (4) in the case of an individual Signing Stockholder, to a family member; provided, that with respect to each of the foregoing (2), (3) and (4), the transferee agrees to become bound by the terms and conditions of the stockholders’ agreement.

The stockholders’ agreement will expire on February 29, 2004, but some or all of the Signing Stockholders may renew the agreement or enter into a similar formal or informal arrangement.

ADDITIONAL INFORMATION

Board Meetings

The business of Carmike is managed by or under the direction of the Board of Directors. The Board of Directors met five times during the year ended December 31, 2002. Each of the incumbent directors attended at least 75% of the aggregate of: (1) the total meetings of the Board of Directors held during the periods that he or she served during 2002 and (2) the total meetings held by all committees of the Board on which he or she served during 2002.

Committees of the Board of Directors

Executive Committee

On February 6, 2002, the Board of Directors adopted resolutions establishing an Executive Committee which has been delegated the authority between meetings of the Board to approve any actions that the Board of Directors could approve, except to the extent restricted by law, the Certificate of Incorporation or the Bylaws. The Executive Committee consists of Messrs. Michael W. Patrick, Richard A. Friedman and David W. Zalaznick. As permitted by Carmike’s Amended and Restated Bylaws, John W. Jordan, II and Elizabeth C. Fascitelli were appointed as alternate members of the Executive Committee who may serve in the absence or unavailability of David W. Zalaznick and Richard A. Friedman, respectively. Mr. Patrick is the Chairman of the Committee. The Executive Committee did not meet during the year ended December 31, 2002.

Compensation Committee

On August 14, 2002, the Board of Directors adopted resolutions establishing a Compensation Committee. At that time, the Board of Directors determined that all stock option plans previously administered by the Stock Option Committee, other than the Non-Employee Directors Long Term Stock Incentive Plan, would be administered by the Compensation

Committee. The Board of Directors determined that it would administer the Non-Employee Directors Long Term Stock Incentive Plan. The Compensation Committee, which consists of Alan J. Hirschfield, Roland C. Smith and David W. Zalaznick, is responsible for approving all salary arrangements and other remuneration for the Chief Executive Officer and other senior officers of the Corporation, and for administering the Carmike Cinemas, Inc. 2002 Stock Plan and the Carmike Cinemas, Inc. Employee and Consultant Long-Term Stock Incentive Plan. Mr. Hirschfield is the Chairman of the Committee. The Compensation Committee met one time during the year ended December 31, 2002. Prior to the formation of the Compensation Committee, the Stock Option Committee met one time during the year ended December 31, 2002.

Audit Committee

The Audit Committee, which consists of Ian M. Cumming, Alan J. Hirschfield, and John W. Jordan, II, recommends the engagement of independent auditors of Carmike and reviews with the independent auditors the scope and results of Carmike’s audits, Carmike’s internal accounting controls and the professional services furnished by the independent auditors to Carmike. Mr. Jordan is Chairman of the Committee. The Audit Committee met four times during the year ended December 31, 2002.

Carmike does not currently have a nominating committee.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three members, each of whom meets the independence requirements of Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter adopted by the written consent of the Board of Directors on November 14, 2002, a copy of which is included as Appendix A to this proxy statement.

The primary responsibility of the Audit Committee is to oversee Carmike’s financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board of Directors. Management is responsible for preparing Carmike’s financial statements and the independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management Carmike’s audited financial statements as of and for the year ended December 31, 2002. The Audit Committee also has discussed with Ernst & Young LLP, Carmike’s independent auditors for fiscal 2002, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

Ernst & Young LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and issued by the Independence Standards Board, and the Audit Committee has discussed with Ernst & Young LLP their independence.

Based on those reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in Carmike’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

The foregoing has been furnished by the Audit Committee of Carmike’s Board of Directors.

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that Carmike specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

By the Audit Committee:	John W. Jordan, II, Chairman Ian M. Cumming Alan J. Hirschfield

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of Carmike’s annual financial statements for fiscal year 2002 and the review of the financial statements included in Carmike’s Form 10-K and Form 10-Qs for such fiscal year were $352,046. Fees for preparation of documents filed pursuant to the Securities Act of 1933 were $186,400.

Financial Information Systems Design and Implementation Fees

Ernst & Young LLP did not render any services to Carmike related to financial information systems design and implementation during fiscal year 2002.

All Other Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered other than as stated under the captions “Audit Fees” and “Financial Information Systems Design and Implementation Fees” above were $395,832. These include fees paid in connection with income tax return preparation in the amount of $86,910 and income tax consulting in the amount of $308,922. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of Ernst & Young LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS
AND MANAGEMENT

Security Ownership of Certain Beneficial Holders

The following table sets forth certain information as to the Common Stock of Carmike beneficially owned as of March 27, 2003 by each person, other than persons whose ownership is reflected under the caption “Security Ownership of Management,” who is known by Carmike to own, directly or indirectly, more than 5% of the outstanding shares of Carmike’s Common Stock, and reflects information presented either in each such person’s filings with the SEC or otherwise provided to Carmike. The entities listed below are affiliated with certain of our directors, whose beneficial ownership is also listed in “Security Ownership of Management” below.

		Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class (1)

The Goldman Sachs Group, Inc. (2) 85 Broad Street New York, New York 10004	4,199,627	46.7%

Leucadia National Corporation (3) 315 Park Avenue South New York, New York 10010	1,001,570	11.1%

(1)	Percent of class is with respect to outstanding shares of Common Stock as of March 27, 2003 (8,991,262 shares of Common Stock outstanding on that date).

(2)	According to the Amendment to Form 4 filed with the SEC on July 10, 2002, The Goldman Sachs Group, Inc. (“GS Group”) and certain affiliates, Goldman Sachs and GS Group may be deemed to own beneficially and indirectly in the aggregate 4,199,627 shares of Common Stock through certain investment partnerships of which affiliates of Goldman Sachs and GS Group are the general partner, managing partner or managing general partner (the “GS Limited Partnerships”). Goldman Sachs is the investment manager of certain of the GS Limited Partnerships. The GS Limited Partnerships and their respective beneficial ownership of shares of Carmike Common Stock are: (a) GS Capital Partners III, L.P.—2,860,981, (b) GS Capital Partners III Offshore, L.P.—786,517, (c) Goldman, Sachs & Co Verwaltungs GmbH as nominee for GS Capital Partners III Germany Civil Law Partnership—132,077, (d) Stone Street Fund 1998, L.P.—322,593 and (e) Bridge Street Fund 1998, L.P.—97,359. Goldman Sachs and GS Group each disclaim beneficial ownership of the securities owned by the GS Limited Partnerships except to the extent of their pecuniary interest therein. Spear, Leeds & Kellogg, L.P., an indirect wholly-owned subsidiary of GS Group, owns 200 shares of Common Stock. Goldman Sachs owns directly and GS Group may be deemed to beneficially own indirectly 100 shares of Common Stock. Does not include shares of Common Stock which may be deemed to be beneficially owned by Goldman Sachs as a result of ordinary course trading activities from time to time or shares of Common Stock held in client accounts with respect to which Goldman Sachs or its employees have voting or investment discretion or both. Goldman Sachs disclaims beneficial ownership of the Common Stock held in client accounts.

(3)	According to the Schedule 13D filed by Leucadia National Corporation and certain affiliates on February 11, 2002, Leucadia Investors, Inc. is the direct owner of 114,903 shares of Common Stock. Leucadia Investors, Inc. is an indirect wholly-owned subsidiary of Leucadia National Corporation; both entities are New York corporations. Leucadia National Corporation may be deemed to be the beneficial owner of the Common Stock shares by virtue of its shared powers to direct the voting and disposition by Leucadia Investors, Inc. of such shares. In addition, Leucadia National Corporation is the direct owner of 886,667 shares of Common Stock. Ian M. Cumming is the Chairman of the Board of Directors of Leucadia National Corporation. John W. Jordan, II, David W. Zalaznick and Leucadia Investors, Inc. are each a general partner in The Jordan Company, a New York general partnership organized in 1982, which was one of the three original investors in the leveraged buyout of Carmike in April 1982.

Security Ownership of Management

     The following table sets forth certain information as to the Common Stock beneficially owned as of March 27, 2003 by Carmike’s:

•	Directors;

•	Chief Executive Officer and each of its four other most highly compensated executive officers (these five individuals collectively, the “named executive officers”); and

•	all Directors and Executive Officers as a group.

		Percent
Name of Beneficial Owner	Beneficial Ownership	Of Class (1)

Michael W. Patrick (2)	131,948	1.5%
Martin A. Durant	—	—
Anthony J. Rhead	—	—
Fred W. Van Noy	19	*
P. Lamar Fields	63	*
Ian M. Cumming (3)	1,001,570	11.1%
Elizabeth C. Fascitelli (4)	4,199,627	46.7%
Richard A. Friedman (4)
Kenneth A. Pontarelli (4)
Alan J. Hirschfield (5)(6)	35,000	0.4%
John W. Jordan, II (7)	1,227,785	13.7%
Carl L. Patrick, Jr. (8)	118,619	1.3%
Roland C. Smith (6)	5,000	*
David W. Zalaznick (9)	930,120	10.3%
All directors and executive officers as a group (17 persons)	7,649,751	85.1%

* —	Indicates less than 1%. Indicates no ownership.

(1)	Percent of class is with respect to outstanding shares of Common Stock as of March 27, 2003 (8,991,262 shares of Common Stock outstanding on that date).

(2)	Includes 7,695 shares of Common Stock held by Michael W. Patrick as custodian for his son; Michael W. Patrick has voting and investment power with respect to such shares. Excludes 11,613 shares of Common Stock held in trust for Michael W. Patrick by C.L. Patrick, as trustee, the remainder interest of which Michael W. Patrick has purchased. Also excludes the 780,000 shares of Common Stock issuable to Michael W. Patrick under the 2002 Stock Plan pursuant to his employment agreement.

(3)	As Chairman of the Board of Leucadia National Corporation, Mr. Cumming may be deemed to indirectly own 1,001,570 shares of Common Stock. According to the Schedule 13D filed by Leucadia National Corporation, Leucadia Investors, Inc. directly owns 114,903 shares of Common Stock. Leucadia Investors is a wholly owned subsidiary of Leucadia, Inc., which in turn is a wholly owned subsidiary of Leucadia National Corporation. In addition, Leucadia National Corporation directly owns 886,667 shares of Common Stock. Mr. Cumming disclaims beneficial ownership of all shares owned directly or indirectly by Leucadia National Corporation.

(4)	Mr. Friedman is head of the Principal Investment Area of Goldman Sachs. Ms. Fascitelli is a managing director of Goldman Sachs, and Mr. Pontarelli is a vice president of Goldman Sachs. Based on Amendments to Form 4s filed with the SEC includes 4,199,627 shares of Common Stock which GS Group has reported and may be deemed to own beneficially and indirectly through Goldman Sachs, the GS Limited Partnerships and Spear, Leeds & Kellogg, L.P. Ms. Fascitelli, Mr. Friedman and Mr. Pontarelli

disclaim beneficial ownership of the 4,199,627 shares of Common Stock held by Goldman Sachs, the GS Limited Partnerships and Spear, Leeds & Kellogg, L.P., except to the extent of any pecuniary interest therein, if any. Does not include shares of Common Stock which may be deemed to be beneficially owned by Goldman Sachs as a result of ordinary course trading activities from time to time or shares of Common Stock held in client accounts with respect to which Goldman Sachs or its employees have voting or investment discretion or both. Goldman Sachs, Ms. Fascitelli, Mr. Friedman and Mr. Pontarelli disclaim beneficial ownership of the Common Stock held in client accounts.

(5)	Includes 30,000 shares owned by the Alan J. Hirschfield Living Trust.

(6)	Includes options to purchase 5,000 shares that vested on August 14, 2002, the date of grant.

(7)	Includes 87,366 shares of Common Stock owned by The Jordan Trust, a charitable remainder trust; 3,918 shares of Common Stock owned by TJT(B), a charitable remainder trust; and 1,136,501 shares of Common Stock owned by TJT(B) (Bermuda) Investment Company Ltd, a Bermuda company wholly owned by TJT(B). Mr. Jordan is the sole trustee of The Jordan Trust and TJT(B) and retains full investment and voting powers.

(8)	Includes 39 shares of Common Stock owned by Carl L. Patrick, Jr.’s wife, as to which shares Carl L. Patrick, Jr. disclaims beneficial ownership. Includes 97 shares of Common Stock held as custodian for his son. Excludes 11,613 shares of Common Stock held in trust for Carl L. Patrick, Jr. by Frances E. Patrick, as trustee, the remainder interest of which Carl L. Patrick, Jr. has purchased.

(9)	Includes an aggregate of 2,340 shares held by three irrevocable trusts for the benefit of Mr. Zalaznick’s minor children (Mr. Oded Oboodi is the trustee of these trusts), 10 shares held by Mr. Zalaznick as custodian for his minor son and 15 shares held by Mr. Zalaznick as custodian for his minor daughter. Mr. Zalaznick disclaims beneficial ownership of such 2,365 shares.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

     The following table sets forth certain information concerning the compensation of Carmike’s named executive officers for the fiscal years ended December 31, 2002, 2001 and 2000.

		Annual		Long-Term
		Compensation		Compensation Awards

				Restricted		Securities		All Other
		Salary	Bonus	Stock		Underlying		Compensation
Name and Principal Position	Year	($)(1)	($)	Awards ($)		Options/SARs(#)		($)(2)

Michael W. Patrick	2002	$907,784	$425,000	$15,498,600	(3)	—		$966
President, Chief Executive	2001	651,727	70,000	—		—		966
Officer and Director	2000	633,874	30,000	—		—		966
Martin A. Durant	2002	$258,900	$100,000	—		50,000	(4)	$966
Senior Vice President -	2001	246,691	152,500	—		—		966
Finance, Treasurer and Chief	2000	220,417	126,250	—		—		966
Financial Officer
Fred W. Van Noy	2002	$155,950	$100,000	$119,570	(5)	50,000	(4)	$630
Senior Vice President and	2001	154,775	107,500	—		—		420
Chief Operating Officer	2000	109,650	103,750	—		—		420
Anthony J. Rhead	2002	$123,900	$100,000	$119,570	(6)	50,000	(4)	$2,772
Senior Vice President -	2001	121,080	67,500	—		—		2,772
Film and Secretary	2000	109,627	46,250	—		—		1,806
P. Lamar Fields	2002	$112,200	$80,000	—		—		$630
Senior Vice President -	2001	108,613	55,000	—		—		630
Development	2000	98,375	43,750	—		—		630

(1)	A portion of salary for each named executive officer was deferred for each of 2002, 2001 and 2000. For 2002, the named executive officers deferred the following amounts: Mr. Patrick $79,474; Mr. Durant $33,900; Mr. Van Noy $20,950; Mr. Rhead $13,900; and Mr. Fields $12,200.

(2)	“All Other Compensation” consists of amounts paid by us for term life insurance coverage for each named executive officer.

(3)	As part of Carmike’s reorganization all management options to purchase additional stock were cancelled. In connection with the reorganization, Carmike entered into an employment agreement with Mr. Patrick that provided for a new stock award. Pursuant to Mr. Patrick’s employment agreement, Carmike has agreed to issue and/or deliver 260,000 shares of Carmike Common Stock on each of the third, fourth, and fifth anniversary dates of January 31, 2002. These shares are reserved for issuance pursuant to the 2002 Stock Plan. The dollar value of these shares as of December 31, 2002 was $15,327,000. Carmike is not obligated to pay dividends on these shares until they are delivered.

(4)	Includes options granted to the named executive officer in 2003 in further recognition of his performance in 2002.

(5)	Includes restricted shares granted to Mr. Van Noy in 2003 in further recognition of his performance in

2002. In addition to the shares listed above, Mr. Van Noy holds 45,000 shares of restricted stock described under the caption “Long-Term Incentive Plan Table.” In the aggregate, Mr. Van Noy held 50,500 shares with a value of $1,097,870 on March 7, 2003, the date of the last grant. The 5,500 shares listed above will vest in full on January 31, 2005. Carmike will pay dividends on these shares to the extent it declares dividends on shares of its Common Stock. The vesting schedule for the other 45,000 shares held by Mr. Van Noy is described under the caption “Long-Term Incentive Plan Table.”

(6)	Includes restricted shares granted to Mr. Rhead in 2003 in further recognition of his performance in 2002. In addition to the shares listed above, Mr. Rhead holds 34,500 shares of restricted stock described under the caption “Long-Term Incentive Plan Table.” In the aggregate, Mr. Rhead held 40,000 shares with a value of $869,600 on March 7, 2003, the date of the last grant. The 5,500 shares listed above will vest in full on January 31, 2005. Carmike will pay dividends on these shares to the extent it declares dividends on shares of its Common Stock. The vesting schedule for the other 34,500 shares held by Mr. Rhead is described under the caption “Long-Term Incentive Plan Table.”

Option Grants Table

     None of the named executive officers received option grants during the year ended December 31, 2002.

Fiscal Year-End Option Value Table

     None of the named executive officers held any stock options as of December 31, 2002.

Long-Term Incentive Plan Table

In May 2002, Carmike granted stock awards to Messrs. Durant, Van Noy, Rhead and Fields. These shares are to be earned over a three year period, commencing with the year ended December 31, 2002, with the shares being earned as the executive achieves specific performance goals set for him to be achieved during each of these years. In some instances the executive may earn partial amounts of his stock grant based on graded levels of performance. Shares earned each year will vest and be receivable approximately two years after the calendar year in which they were earned, provided, with certain exceptions, the executive remains an employee of the Company. Each of these grants was made pursuant to the 2002 Stock Plan.

	Number of Shares, Units		Performance Period Until
Name	or Other Rights (#)		Maturation or Payout

Michael W. Patrick	N/A		N/A
Martin A. Durant	40,000	(1)	(2)
Fred W. Van Noy	45,000	(1)	(2)
Anthony J. Rhead	45,000	(1)(3)	(2)
P. Lamar Fields	35,000	(1)	(2)

(1)	Includes shares which were earned by the named executive officer for the year ended December 31, 2002.

(2)	Mr. Durant’s performance measures are based on compliance with various financial covenants. Mr. Van Noy’s performance measures are based on total revenue and operational expenses as a percentage of total revenue as of the end of the applicable performance period. Mr. Rhead’s performance measures are based on total revenue and film rent as a percentage of box office returns as of the end of the applicable performance period. Mr. Fields’ performance measures are based on the level of real estate sales closed during the period. For the year ended December 31, 2002, we issued stock to these named executive officers in the following amounts for meeting performance goals in whole or in part for the 2002 performance period: Mr. Durant 17,500 shares; Mr. Van Noy 21,000 shares; Mr. Rhead 10,500 shares; and Mr. Fields 17,000 shares. The shares earned for the 2002 performance period will vest on January 31, 2005. The remaining shares, other than 10,500 shares that were forfeited by Mr. Rhead, will be issued to the named executive officers in future periods if performance goals are met for such future periods.

(3)	Includes 10,500 shares that were forfeited by the named executive officer for the year ended December 31, 2002.

Employment Contract

In connection with Carmike’s reorganization, Carmike entered into an employment agreement with Michael W. Patrick effective January 31, 2002 that modifies and supersedes his former employment agreement with Carmike. The new five-year agreement provides for a base annual salary of $850,000 per year plus, if certain performance targets are achieved, an annual bonus of up to 50% of his base salary for the year in which the targets are achieved. The agreement further provides that, on each of the third, fourth, and fifth anniversary dates of January 31, 2002, Carmike shall issue and/or deliver to Mr. Patrick the number of shares of Common Stock that would be equivalent to 260,000 shares of Common Stock if such stock had been issued and owned continuously from January 31, 2002. However, no such installment delivery shall be made if either Mr. Patrick’s employment is terminated for cause or Mr. Patrick breaches certain covenants relating to non-competition and fiduciary duties set forth in the agreement; all installment deliveries that have not been made or cancelled shall be made immediately upon the occurrence of his death or a change in control. The shares are issuable under the 2002 Stock Plan.

Mr. Patrick’s employment agreement further provides that, in the event there is a change in control, the employment agreement will be automatically extended for a period of five years, beginning on the first day of the month during which such change in control occurs. A change in control shall not be deemed to have occurred as a result of the commencement of a case under the Federal Bankruptcy Code or any action taken in accordance with and as provided in any plan of reorganization approved by a bankruptcy court with respect to Carmike. In the event of Mr. Patrick’s (1) involuntary termination of employment with Carmike (other than by reason of death, disability or for cause), or (2) following a change in control or resignation for good reason, Mr. Patrick will be entitled to a lump sum payment equal to his base salary and, if applicable, the target bonus for the year of his employment termination multiplied by the number of full and partial years remaining in his employment term.

Compensation of Directors

During fiscal year 2002, the members of the Board of Directors who were not employees of Carmike each waived the $5,000 annual retainer for serving on the Board of Directors since Carmike was involved in a reorganization. During 2003, directors will receive the annual retainer plus $2,500 per meeting for participating in meetings of the Board of Directors or its committees, not to exceed $10,000 a year per director, except that independent directors (Roland C. Smith and Alan J. Hirschfield) will each receive $5,000 per meeting up to a maximum of $25,000 a year. Employees of Carmike do not receive any additional compensation for serving on the Board of Directors.

On May 31, 2002, the Board of Directors adopted, subject to stockholder approval, the Directors Incentive Plan to be effective as of that date for the purpose of providing incentives to attract, retain and motivate qualified and experienced persons for service as non-employee directors of Carmike. In connection with the adoption of the Directors Incentive Plan, the Board of Directors authorized option grants to two of Carmike’s independent directors, Alan J. Hirschfield and Roland C. Smith. Upon stockholder approval of the Directors Incentive Plan on August 14, 2002, Mr. Hirschfield and Mr. Smith each received options to purchase 5,000 shares of Common Stock at an exercise price of $19.95 per share.

REPORT ON EXECUTIVE COMPENSATION

The following is a report submitted by the Compensation Committee of the Board of Directors addressing Carmike’s compensation policy as it related to the Chief Executive Officer and the other executive officers for the fiscal year ended December 31, 2002.

Base Salary and Bonuses

The base salary of the Chief Executive Officer is established under the terms of Mr. Patrick’s employment contract with Carmike. The Chief Executive Officer informs the Compensation Committee as to the proposed remuneration of the other executive officers. Factors considered by the Chief Executive Officer are subjective and could include his perceptions of the individual’s performance, needs and potential and the Columbus, Georgia economy. Bonuses to the named executive officers and other executives during 2002 were determined and paid at the discretion of the Chief Executive Officer based on consultation with the Chief Financial Officer and individual performance for the job description. The amounts earned during 2002 by the named executive officers are shown in the Summary Compensation Table.

Deferred Compensation Plan

Carmike maintains a Deferred Compensation Plan for certain executive officers, including the named executive officers, pursuant to which Carmike pays additional compensation on a pre-tax basis equal to 10% of an employee’s taxable compensation. Distributions from the plan are made upon or shortly after normal retirement, disability, death or termination of employment of a participant.

Carmike Cinemas, Inc. 1998 Class A Stock Option Plan

All of the pre-reorganization Class A Common Stock available for issuance and all of the outstanding stock options granted under the 1998 Stock Option Plan were cancelled on January 31, 2002.

Carmike Cinemas, Inc. 2002 Stock Plan

As part of Carmike’s reorganization, the Board of Directors of Carmike adopted, and the stockholders approved, the 2002 Stock Plan effective January 31, 2002 and reserved 1,000,000 shares of Common Stock for issuance under the 2002 Stock Plan. The 2002 Stock Plan is intended to provide incentives which will attract, retain and motivate highly competent persons as officers and key employees of, and consultants to, Carmike and its subsidiaries and affiliates, by providing them opportunities to acquire shares of Carmike’s Common Stock or to receive monetary payments based on the value of such shares.

The Compensation Committee administers the 2002 Stock Plan and designates the participants, who are individuals that the Compensation Committee determines to be significantly responsible for the success and future growth and profitability of Carmike. The Compensation Committee also determines the amount, type, conditions for vesting or exercisability, and other terms and conditions of participant awards. Awards may be made in the form of stock options, stock grants, stock appreciation rights, stock units, performance-based awards or any combination thereof.

Carmike’s Board of Directors has approved the grant of 780,000 shares under the 2002 Stock Plan to Michael W. Patrick. These shares will be delivered over a three year period beginning in 2005. In May 2002, the Stock Option Committee (which administered the 2002 Stock Plan prior to August 2002) approved grants of the remaining 220,000 shares to a group of seven other members of the senior management of Carmike. These shares are to be earned over a three year period, commencing with the year ended December 31, 2002, with the shares being earned as the executive achieves specific performance goals set for the executive to be achieved during each of these years. In some instances the executive may earn partial amounts of his or her stock grant based on graded levels of performance. Shares earned each year will vest and be receivable approximately two years after the calendar year in which they were earned, provided, with certain exceptions, the executive remains an employee of the Company. The grants made to the named executive officers are disclosed under the caption “Executive Compensation and Other Information — Long Term Incentive Plan Table.”

Carmike Cinemas, Inc. Employee and Consultant Long-Term Stock Incentive Plan

The Board of Directors adopted, and the shareholders approved the Carmike Cinemas, Inc. Employee and Consultant Long-Term Stock Incentive Plan (the “Employee Incentive Plan”) effective August 15, 2002 and reserved 500,000 shares of Common Stock for issuance under the Employee Incentive Plan. The Employee Incentive Plan is intended to provide incentives, competitive with those of similar companies, which will attract, retain and motivate qualified and experienced persons to serve as employees and consultants of Carmike and to further identify such employees’ and consultants’ interests with those of Carmike’s stockholders through compensation that is based on Carmike’s Common Stock thereby promoting the long-term financial interest of Carmike and its subsidiaries.

The Compensation Committee has the authority to control and manage the operation and administration of the Employee Incentive Plan. This committee has the authority and discretion to select the participants in the Employee Incentive Plan and to establish the terms, conditions, performance criteria, restrictions, and other provisions of awards (subject to the restrictions contained in the Employee Incentive Plan) and to cancel or suspend awards. The Compensation Committee may determine and designate the participants in the Employee Incentive Plan from among Carmike’s and its subsidiaries’ employees, including members of the Board who are employees, independent contractors, consultants, or other persons providing services to Carmike or its subsidiaries. Awards may be granted to an individual, in connection with the individual’s hiring, retention or otherwise by Carmike or its subsidiaries, prior to the date the individual first performs services to Carmike or its subsidiaries, provided that the awards shall not vest prior to the date the individual first performs such services.

Chief Executive Officer Pay

Amounts earned during 2002 by the Chief Executive Officer, Michael W. Patrick, are shown in the Summary Compensation Table. His base salary during 2002 was set pursuant to the terms of his employment agreement with Carmike, effective as of January 31, 2002. That agreement provides for a base annual salary of $850,000 plus, if certain performance targets are achieved, an annual bonus of up to 50% of his base salary for the year in which the targets are achieved. Please refer to “Executive Compensation and Other Information — Employment Contract” for a brief discussion of the terms of Mr. Patrick’s employment agreement.

Michael W. Patrick will receive a bonus of $425,000 related to performance in 2002.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal income tax purposes in any one fiscal year to $1 million unless such compensation is “performance-based.” The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Compensation Committee, and certification by the Compensation Committee that performance standards were satisfied. The Compensation Committee intends to structure compensation programs for Carmike’s Chief Executive Officer and other executives as performance-based compensation to the extent practicable going forward. However, the Compensation Committee’s primary focus has been, and will continue to be, on compensating Carmike’s Chief Executive Officer and other executives on a basis which the Compensation Committee determines will most likely best serve Carmike’s long-term business interests, and the extent to which Carmike can deduct the compensation paid to an executive will only be one of many factors taken into account in making such determination.

Summary

The Compensation Committee believes that the current subjective process has been effective in rewarding executives appropriately, and in attracting and retaining good performers. While the Compensation Committee is pleased with the current compensation system, it reserves the right to make such changes to the program as it deems desirable or necessary in future years.

The foregoing has been furnished by the Compensation Committee of Carmike’s Board of Directors.

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that Carmike specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

By the Compensation Committee:	Alan J. Hirschfield, Chairman
Roland C. Smith
David W. Zalaznick

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Hirschfield, Smith and Zalaznick. In addition, prior to the formation of the Compensation Committee on August 14, 2003, a Stock Option Committee performed functions equivalent to those of the Compensation Committee. Ms. Fascitelli and Mr. Zalaznick served as members of the Stock Option Committee during 2002. None of the members of either committee during 2002 have ever been an officer or employee of Carmike. In addition, none of Carmike’s executive officers serve as a member of a Board of Directors or Compensation Committee of any entity that has one or more executive officers who serve on Carmike’s Board or on the Compensation Committee or served on Carmike’s Stock Option Committee.

As discussed below under the caption “Certain Relationships and Related Transactions,” during 2002, Mr. Zalaznick and Ms. Fascitelli were affiliated with entities that entered into transactions with Carmike.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Carmike has an aircraft lease agreement dated July 1, 1983, with C. Patrick LLC of which C.L. Patrick is the owner. The lease was renewed and extended on June 17, 1998 for a period of six years. Mr. Patrick was a director of Carmike until April 19, 2002, and is the father of Michael W. Patrick and Carl L. Patrick, Jr. Pursuant to the aircraft lease agreement, as amended, Carmike paid $190,522 in the year ended December 31, 2002. Carmike believes that this transaction is on terms no less favorable to Carmike than terms available from unaffiliated parties in arm’s-length transactions.

Richard A. Friedman is head of the Principal Investment Area of Goldman Sachs. Elizabeth C. Fascitelli is a managing director of Goldman Sachs and Kenneth A. Pontarelli is a vice president of Goldman Sachs. Goldman Sachs and its subsidiaries have provided investment banking and related financial services to Carmike in the past and are expected to provide similar services in the future. Ms. Fascitelli and Mr. Friedman initially were elected as directors of Carmike pursuant to a Stock Purchase Agreement dated November 22, 1998 relating to the sale of the Series A Preferred Stock, pursuant to which certain affiliates of Goldman Sachs purchased an aggregate of 550,000 shares of the Series A Preferred Stock for an aggregate purchase price of $55.0 million. Upon Carmike’s reorganization on January 31, 2002, the holders of the Series A Preferred Stock received 4,120,000 shares of reorganized Carmike Common Stock.

On February 3, 1999, Carmike sold $200.0 million in principal amount of the 9 3/8% Senior

Subordinated Notes, of which $140.0 million in principal amount was purchased by Goldman Sachs. In addition, on February 25, 1999, Carmike entered into a $75.0 million Term Loan B for which Goldman Sachs Credit Partners L.P., an affiliate of Goldman Sachs, was a lead arranger and syndication agent. Goldman Sachs’ claims regarding the 9 3/8% Senior Subordinated Notes were exchanged in the reorganization for the 10-3/8% Senior Subordinated Notes due 2009. Also, on January 31, 2002, the holders of claims related to the $75.0 million Term Loan B for which Goldman Sachs’ affiliate served as a lead arranger and syndication agent, received cash and new bank debt pursuant to a new term loan credit agreement, for which Goldman Sachs did not serve as lead arranger or syndication agent.

In a series of transactions beginning in early 2002, Goldman Sachs Credit Partners L.P. acquired approximately $33.8 million of indebtedness outstanding under Carmike’s new term loan credit agreement, which Carmike entered into on January 31, 2002 as part of the refinancing of its bank debt under the Plan of Reorganization. Approximately $25 million of this amount is subject to a financing transaction with an unaffiliated third party. As part of the financing transaction, Goldman Sachs Credit Partners is effectively required to pass through to the third party any payments it receives on the term loan less an interest charge. In addition, Goldman Sachs Credit Partners is required to transfer the portion of the loan subject to the financing transaction to the third party at specified points in the future unless the parties to the financing transaction otherwise agree. Carmike was indebted to Goldman Sachs Credit Partners L.P. in the amount of $33,019,964 for the year ended December 31, 2002.

Further, certain holders of $45.7 million in aggregate principal amount of the 9 3/8% Senior Subordinated Notes received in the aggregate approximately 30% of the reorganized Common Stock of Carmike provided for issuance in the Plan of Reorganization. Each holder that exchanged such notes for shares of reorganized Common Stock received 886,667 shares of reorganized Common Stock. These holders include: (1) TJT(B) (Bermuda) Investment Company Ltd., a Bermuda company wholly owned by TJT(B), of which John W. Jordan, II is the sole trustee, (2) David W. Zalaznick and his wife Barbara Zalaznick, as joint tenants, and (3) Leucadia National Corporation, of which Ian M. Cumming is also a director and Chairman.

STOCK PERFORMANCE GRAPH

On August 8, 2000 Carmike and its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. On January 4, 2002, the United States Bankruptcy Court for the District of Delaware entered an order confirming the Company’s Amended and Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated November 14, 2001 (the “Plan”). The Plan became effective on January 31, 2002. Pursuant to the Plan, on January 31, 2002, all of Carmike’s securities outstanding prior to such date were cancelled. From January 31, 2002 until May 22, 2002, Carmike’s newly issued Common Stock was traded on the NASD’s over-the-counter Bulletin Board under the symbol “CMKC”. Carmike’s Common Stock is currently traded on the Nasdaq National Market under the symbol “CKEC”.

The following graph compares the cumulative total stockholder return on Carmike’s Common Stock with the comparable cumulative returns of the Nasdaq Stock Market Index (U.S. companies) and a line-of-business index which is based on Carmike’s four-digit SIC Code (7830 — Services — Motion Picture Theaters) (the “SIC Code Index”). The graph assumes that the value of the investment in the Common Stock and each index was $100 on January 31, 2002 and that all dividends were reinvested.

The stock price performance graph should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that Carmike specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

INDEPENDENT ACCOUNTANTS

Ernst & Young LLP audited Carmike’s accounts for the year ended December 31, 2002. On April 7, 2003 Carmike determined not to renew the engagement of Ernst & Young LLP, and appointed PricewaterhouseCoopers LLP as its new independent accountants, effective immediately. This determination followed Carmike’s decision to seek proposals from independent accountants to audit Carmike’s financial statements for the fiscal year ending December 31, 2003. The decision not to renew the engagement of Ernst & Young LLP and to retain PricewaterhouseCoopers LLP was approved by Carmike’s Audit Committee. Ernst & Young LLP was dismissed effective as of April 7, 2003.

During Carmike’s two most recent fiscal years ended December 31, 2002 and the subsequent interim period through April 7, 2003, there were no disagreements between Carmike and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Ernst & Young LLP’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within Carmike’s two most recent fiscal years or the subsequent interim period through April 7, 2003.

The audit reports of Ernst & Young LLP on the consolidated financial statements of Carmike and its subsidiaries as of and for the fiscal years ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During Carmike’s two most recent fiscal years ended December 31, 2002, and the subsequent interim period through April 7, 2003, Carmike did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Representatives from Ernst & Young LLP and PricewaterhouseCoopers LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented for action at the meeting. If any other business should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Carmike’s directors and executive officers, and persons who beneficially own more than 10% of any class of Carmike’s equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of Carmike. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish Carmike with copies of all Section 16(a) reports they file. To Carmike’s knowledge, based solely on a review of the copies of such reports furnished to Carmike and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for the fiscal year ended December 31, 2002.

Stockholder Proposals

Any stockholder of Carmike who wishes to present a proposal at the 2004 Annual Meeting of Stockholders of Carmike and who wishes to have such proposal included in Carmike’s proxy statement for that meeting must deliver a copy of such proposal to Carmike at 1301 First Avenue, Columbus, Georgia 31901, Attention: Corporate Secretary, for receipt not later than

December 13, 2003. Carmike reserves the right to decline to include in Carmike’s proxy statement any stockholder’s proposal that does not comply with the rules of the SEC for inclusion therein.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2004 Annual Meeting of Stockholders, management will be able to vote proxies in its discretion if Carmike: (1) receives notice of the proposal before the close of business on February 26, 2004, and advises stockholders in the 2004 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on February 26, 2004. Notices of intention to present proposals at the 2004 Annual Meeting of Stockholders should be addressed to: Corporate Secretary, Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia, 31901.

Form 10-K

Carmike is providing a copy of Carmike’s Annual Report on Form 10-K for the year ended December 31, 2002 (including the consolidated financial statements, schedules and amendments thereto but excluding exhibits) to all stockholders with this proxy statement.

Householding

As permitted by the Exchange Act, only one copy of this proxy statement and Carmike’s annual report are being delivered to stockholders residing at the same address, unless such stockholders have notified Carmike of their desire to receive multiple copies of the proxy statement or annual report. Carmike will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, by phone (706) 576-2737 or by fax at (706) 576-3433 or by mail to Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia, 31901.

Stockholders residing at the same address and currently receiving only one copy of the proxy statement or annual report may contact Investor Relations by fax at (706) 576-3433 or by mail to Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia, 31901, to request multiple copies in the future. Stockholders residing at the same address and currently receiving multiple copies may contact Investor Relations to request that only a single copy of the proxy statement and annual report be mailed in the future.

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

Appendix A

CARMIKE CINEMAS, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.   PURPOSES

     The Audit Committee is appointed by the Board of Directors of Carmike Cinemas, Inc. (the “Company”) to assist the Board of Directors in its oversight of: (1) the integrity of the Company’s financial statements and the Company’s systems of internal controls regarding finance, accounting and ethics established by management and the Board of Directors; (2) the performance of the Company’s internal audit function and independent auditors, including the Company’s auditing, accounting and financial reporting processes generally; and (3) the independent auditor’s qualifications and independence. In doing so, it is the responsibility of the Audit Committee to:

•	serve as an independent and objective party to monitor the Company’s financial statements and the financial reporting process and systems of internal financial and accounting controls;

•	review and appraise the audit efforts of the Company’s independent accountants and internal auditing department; and

•	maintain open communication among the independent auditors, management, employees and the Board of Directors.

The Audit Committee shall have the sole authority and responsibility for the appointment, compensation, oversight (including the resolution of disagreements between management and the independent auditor regarding financial reporting), and, where appropriate, the termination and replacement of the Company’s independent auditors. Any independent auditors retained by the Company are ultimately accountable to the Audit Committee.

II.  COMPOSITION AND MEETINGS

     The Audit Committee shall be comprised of at least three directors, each of whom in the judgment of the Board of Directors shall be independent, as defined in, and to the extent required by, the applicable rules of the Nasdaq Stock Market, the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). The Board of Directors shall affirmatively conclude that the members of the Audit Committee are independent, as required.

     Each member of the Audit Committee shall be financially literate and must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of appointment to the Audit Committee. At least one member shall have (except for good reason, including unavailability or expense of obtaining such person) accounting or related financial management expertise and must be a “financial expert” (as such term is defined by the rules and regulations of the Commission). No member of the Audit Committee may simultaneously serve on more than three (3) audit committees of public companies.

     The Audit Committee shall meet at least quarterly and more frequently if circumstances require. Periodically, the Audit Committee should meet separately and privately with each of management and the independent auditors to discuss any matters that the Audit Committee or each of these groups believes should be discussed.

III. RESPONSIBILITIES AND FUNCTIONS

     The primary responsibilities of the Audit Committee are to oversee the independent accountants, the Company’s internal accounting controls and auditing functions, and the financial reporting process on behalf of the Board of Directors and to report the results of their activities to the Board of Directors. Management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role is not to provide expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

     In discharging its primary responsibilities and functions, the Audit Committee is authorized to:

A.	Independent Auditors

•	Retain and terminate the Company’s independent auditors, approve all audit engagement terms and fees, oversee all work performed by the independent auditors and resolve any disagreements between management and the Company’s independent auditors regarding financial reporting.

•	Pre-approve all audit services and all permissible non-audit services (including tax services) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Committee may delegate to one or more of its members the authority to pre-approve audit services and permissible non-audit services; provided, however, that all pre-approved services must be disclosed by such delegate to the full Committee at its next scheduled meeting.

•	Evaluate the independent auditors, including the independent auditors’ qualifications, performance and independence, the experience and qualifications of the lead partner and senior members of the independent auditor team, and the quality control procedures of the independent auditors. The Committee also shall ensure the rotation of the lead audit partner as required by law.

•	Discuss with the independent auditors the overall scope and plans for their audits, including the adequacy of staffing.

•	Obtain and review a quarterly report from the independent auditors which describes (a) all critical accounting policies and practices to be used by the Company, (b) all alternative treatments of financial information that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other written material communications with management of the Company.

•	At least annually, obtain and review a report from the independent auditors which describes (a) the audit firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to address any such issues, and (c) all relationships between the audit firm and the Company. At least annually, obtain and review the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discuss with the independent auditors the independent auditors’ independence.

•	Discuss with the independent auditors any problems or difficulties the independent auditors may have encountered (including any management letter provided by the independent auditors) and the Company’s response.

•	Discuss with the independent auditors, at least annually, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380) relating to the conduct of the audit.

•	Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act (generally relating to the auditors’ identification of illegal acts and related party transactions) has not been implicated.

•	Establish clear policies and guidelines for the Company’s hiring of employees or former employees of the independent auditors.

•	Annually prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

B.	Financial Reporting Process

•	Review and discuss with management and the independent auditors the Company’s annual audited financial statements and disclosures set forth in Management’s Discussion and Analysis in the Company’s Annual Report on Form 10-K prior to filing with the Commission or public distribution, including (i) their judgment about the quality of the Company’s accounting principles as applied in its financial reporting, (ii) the reasonableness of significant judgments, and (iii) the clarity of the disclosures in the financial statements. Recommend, based on its review and discussion, that the audited financial statements be included in the Company’s Form 10-K for the last fiscal year for filing with the Commission.

•	Review and discuss with management and the independent auditors the interim financial statements and disclosures set forth in Management’s Discussion and Analysis in the Company’s Quarterly Report on Form 10-Q and the results of the independent auditors’ reviews of the quarterly financial statements prior to the filing of the Company’s Quarterly Report on Form 10-Q with the Commission and/or the Company’s release of earnings.

•	Obtain and review a report made to the Audit Committee by the Chief Executive Officer and Chief Financial Officer of the Company during their certification processes for the Form 10-K and each Form 10-Q which describes (a) all significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process and report financial data, and (b) any fraud (whether or not material) involving management or other employees who have a significant role in the Company’s internal controls.

•	Discuss with management and the independent auditors the adequacy and effectiveness of the Company’s accounting and financial processes and controls. The Audit Committee may meet separately with management and with the independent auditors to discuss these matters.

•	Review significant changes to the Company’s auditing and accounting principles and practices proposed by the independent auditors or management.

•	Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as any off-balance sheet structures on the Company’s financial statements.

•	Review policies with respect to risk assessment and risk management. Discuss significant financial risks and exposures and the steps taken by management to monitor and minimize such risks.

•	Discuss generally, in terms of types of information to be disclosed and the type of presentation to be made, the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

C.	Ethical/Legal Compliance and Other Review Procedures

•	Establish procedures for the receipt, retention and treatment of complaints regarding the Company’s accounting, internal accounting controls or auditing matters and any confidential, anonymous submission by employees of concerns regarding accounting questions or auditing matters.

•	Develop, review or recommend to the Board of Directors for its approval those provisions of the Code of Business Conduct and Ethics that relate to areas that the Audit Committee is responsible for overseeing, including conflicts of interest.

•	Review the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of those compliance efforts.

•	Review with the Company’s executive officer with oversight of legal matters of the Company any legal matters that could have a material impact on the financial statements, the Company’s compliance policies, and any material reports or inquiries received from governmental agencies or regulators.

•	Review and, as required by the Nasdaq Stock Market, approve all related-party transactions.

D.	Other Responsibilities

•	Review and reassess the adequacy of the Audit Committee Charter at least annually and recommend any proposed changes to the Board of Directors for approval.

•	Conduct an annual performance evaluation of the Audit Committee.

•	Report periodically to the Board of Directors, which report may include issues that arise with respect to (a) the quality and integrity of the Company’s financial statements, (b) the Company’s compliance with legal or regulatory requirements, (c) the performance and independence of the Company’s independent auditors, or (d) the performance of the internal audit function.

•	As appropriate, obtain advice and assistance from independent legal, accounting or other advisors.

IV. AUTHORITY

     The Audit Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties and discharge its responsibilities. The Audit Committee has the authority to investigate any matter brought to its attention, within the scope of its duties, with full access to all Company books, records, facilities, personnel and independent auditors, along with the power to retain, at the Company’s expense, such independent counsel, auditors or other experts as the Committee deems necessary or appropriate.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CARMIKE CINEMAS, INC

COMMON STOCK PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS,
MAY 9, 2003

     The undersigned hereby appoints MICHAEL W. PATRICK, MARTIN A. DURANT, and ANTHONY J. RHEAD, and each of them, proxies with full power of substitution, to represent and to vote all the shares of the Common Stock of Carmike Cinemas, Inc. held of record by the undersigned on March 27, 2003 with respect to the Proposal set forth in this proxy and with descretionary authority on all other matters that come before the meeting, all as more fully described in the proxy statement received by the undersigned stockholder, at the Annual Meeting of Stockholders of Carmike Cinemas, Inc. to be held at the offices of King & Spalding LLP, 191 Peachtree Street, 50th Floor, Atlanta, Georgia 30303, at 9:00 a.m. local time, on Friday, May 9, 2003, and any adjournments thereof.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:

			With-	For All
		For	hold	Except

1.	Election of Directors: Nominees:	☐	☐	☐
Michael W. Patrick, Ian M. Cumming, Elizabeth C. Fascitelli, Richard A. Friedman, Alan J. Hirschfield, John W. Jordan, II, Carl L. Patrick, Jr., Kenneth A. Pontarelli, Roland C. Smith, and David W. Zalaznick

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below

_____________________________________________

     This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted “FOR” the above-stated Proposal.

     Please sign exactly as name appears on Stock Certificate. If stock is held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this Proxy in the box below	Date

Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided

CARMIKE CINEMAS, INC.
1301 First Avenue
Columbus, Georgia 31901-2109

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.